Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 20, 2012, by and between S&W SEED COMPANY, a Nevada corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 2, 2012, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 4.9. (a) is hereby deleted in its entirety, and the following substituted therefor:

"(a) (i) Working Capital not less than $9,000,000.00 as of December 31, 2012, with "Working Capital" defined as the total of current assets minus total current liabilities minus any outstanding under the Line of Credit classified as a long term liability on the Borrower's financial statement, and (ii) Working Capital not less than $9,000,000.00 at each fiscal quarter end beginning March 31, 2013, with "Working Capital" defined as total current assets minus any account which represents an obligation of an account debtor located in a foreign country minus total current liabilities minus any outstanding under the Line of Credit classified as a long term liability on a Borrower's financial statement.

2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

S&W SEED COMPANY	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: Matthew K. Szot Matthew K. Szot, Senior Vice President, Chief Financial Officer	By: Brian C. Santos Brian C. Santos, Relationship Manager